Exhibit 99.1

News Release

FIS Reports Strong Second Quarter 2025 Results and Raises Full-Year Outlook

•Second quarter GAAP Diluted EPS of $(0.90)
•Adjusted EPS of $1.36 increased 1% over the prior-year period
•Revenue increased 5% on a GAAP basis and 5% on an adjusted basis to $2.6 billion
•Repurchased $246 million of shares in the second quarter; reiterates goal to repurchase $1.2 billion of shares in 2025
•Raises full-year 2025 outlook for Revenue, Adjusted EBITDA and Adjusted EPS1
JACKSONVILLE, Fla., August 5, 2025 - FIS® (NYSE:FIS), a global leader in financial technology, today reported its second quarter 2025 results.

“Our results reflect the continued positive momentum of the business as we delivered another quarter of financial outperformance driven by our Banking segment. As a result, we are raising our full-year outlook,” said FIS CEO and President Stephanie Ferris. “We are excited by the positive outcomes we are driving for our clients as our commercial excellence initiatives are resonating in the market. As the only fintech provider able to address the complexity of managing transactions across the full money lifecycle, FIS is uniquely positioned to help our clients enhance their competitive edge.”

Second Quarter 2025 Financial Results
On a GAAP basis, revenue increased 5% as compared to the prior-year period to approximately $2.6 billion. GAAP net earnings attributable to common stockholders from continuing operations were $(470) million or $(0.90) per diluted share, including $(539) million of non-cash expense to reflect an increase in our deferred tax liability arising from our agreement to sell our remaining interest in Worldpay.

On an adjusted basis, revenue increased 5% as compared to the prior-year period reflecting recurring revenue growth of 6%. Adjusted EBITDA increased 5% to approximately $1.0 billion, and Adjusted EBITDA margin was relatively flat as compared to the prior-year period at 39.8%. Adjusted net earnings from continuing operations were $716 million, and Adjusted EPS increased by 1% as compared to the prior-year period to $1.36 per diluted share.

($ millions, except per share data, unaudited)	Three Months Ended June 30,
			%	Adjusted
Continuing Operations	2025	2024	Change	Growth
Banking Solutions Revenue	1,808	1,711	6%	6%
Capital Market Solutions Revenue	765	722	6%	5%
Operating Segment Total Revenue	$2,573	$2,433	6%	5%
Corporate and Other Revenue	43	57	(25)%	-
Consolidated FIS Revenue	$2,616	$2,490	5%	-
Adjusted EBITDA	$1,041	$992	5%
Adjusted EBITDA Margin	39.8%	39.8%	(3) bps
Net Earnings (Loss) (GAAP)	$(470)	$237	*
Diluted Earnings (Loss) Per Common Share (GAAP)	$(0.90)	$0.43	*
Adjusted Net Earnings	$716	$748	(4)%
Adjusted EPS	$1.36	$1.34	1%

*Indicates comparison not meaningful

Segment Information
• Banking Solutions:
Second quarter revenue increased 6% on a GAAP basis and 6% on an adjusted basis as compared to the prior-year period to $1.8 billion, including recurring revenue growth of 7%. Adjusted EBITDA margin contracted by 70 basis points as compared to the prior-year period to 43.6%, primarily due to bad debt expense.

•Capital Market Solutions:
Second quarter revenue increased by 6% on a GAAP basis and 5% on an adjusted basis as compared to the prior-year period to $765 million, reflecting recurring revenue growth of 5%. Adjusted EBITDA margin contracted by 53 basis points as compared to the prior-year period to 50.3%, reflecting the dilutive impact of a prior-year acquisition.

•Corporate and Other:
Second quarter revenue decreased by 25% as compared to the prior-year period to $43 million. Adjusted EBITDA loss was $133 million, including $150 million of corporate expenses.

Balance Sheet and Cash Flows
As of June 30, 2025, debt outstanding totaled $12.9 billion. Second quarter net cash provided by operating activities was $382 million, and adjusted free cash flow was $292 million. In the second quarter, the Company returned $459 million of capital to shareholders through $246 million of share repurchases and $212 million of dividends paid.

Capital Allocation Update
The Company repurchased $246 million of shares in the second quarter and is reiterating its goal to repurchase approximately $1.2 billion of shares in 2025. Additionally, the Company will continue to pay quarterly dividends targeting dividend per share growth in line with Adjusted EPS growth.

Third Quarter and Full-Year 2025 Outlook
The Company is introducing its third quarter outlook and is raising its full-year outlook for revenue growth to 4.8 to 5.3% and Adjusted EPS growth to 10 to 11%.

($ millions, except share data)	3Q 2025	FY 2025
Revenue	$2,650 - $2,665	$10,520 - $10,570
Adjusted EBITDA (Non-GAAP)[1]	$1,105 - $1,120	$4,315 - $4,335
Adjusted EPS (Non-GAAP)[1]	$1.46 - $1.50	$5.72 - $5.80

1The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.

Update on Pending Strategic Transactions
On April 17, 2025, FIS entered into definitive agreements to (i) buy the Issuer Solutions business from Global Payments Inc. (“Global Payments”) for an enterprise value of $13.5 billion, inclusive of $1.5 billion of anticipated net present value of tax assets, or a net purchase price of $12.0 billion, subject to customary adjustments (the “Issuer Solutions Acquisition”) and (ii) sell its remaining equity interest in Worldpay to Global Payments for a pre-tax value of $6.6 billion net of transaction fees and other costs (the “Worldpay Minority Interest Sale”).

As noted in our July 21, 2025 8-K, the completion of the transaction is conditioned upon (among other things) the expiration or termination of the waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The HSR waiting period expired as of July 18, 2025.

FIS expects to fund the Issuer Solutions Acquisition through a combination of approximately $8 billion of new debt and the after-tax proceeds from the Worldpay Minority Interest Sale. Following the closing of the transactions, the Company expects pro forma gross leverage to be approximately 3.4x, deleveraging to its target gross leverage of 2.8x within 18 months.

The transactions are expected to close simultaneously in the first half of 2026, subject to regulatory approvals and other customary closing conditions.

Webcast
FIS will host a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) on Tuesday, August 5, 2025. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

About FIS
FIS is a financial technology company providing solutions to financial institutions, businesses and developers. We unlock financial technology to the world across the money lifecycle underpinning the world's financial system. Our people are dedicated to advancing the way the world pays, banks and invests, by helping our clients to confidently run, grow and protect their businesses. Our expertise comes from decades of experience helping financial institutions and businesses of all sizes adapt to meet the needs of their customers by harnessing where reliability meets innovation in financial technology. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. To learn more, visit FISglobal.com. Follow FIS on LinkedIn, Facebook and X.

FIS Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include constant currency revenue, Adjusted revenue growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net earnings, Adjusted EPS, and Adjusted free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. The constant currency revenue and Adjusted revenue growth measures adjust for the effects of exchange rate fluctuations and exclude discontinued operations, while Adjusted revenue growth also excludes revenue from Corporate and Other, giving investors further insight into our performance. Finally, Adjusted free cash flow provides further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Constant currency revenue represents reported segment revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Adjusted revenue growth reflects the percentage change in constant currency revenue for the current period as compared to the prior period. Constant currency revenue is calculated by applying prior-year period foreign currency exchange rates to current-period revenue. When referring to Adjusted revenue growth, revenue from our Corporate and Other segment is excluded.

Adjusted EBITDA reflects net earnings (loss) before interest, other income (expense), taxes, equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. These excluded costs generally include purchase price amortization of acquired intangible assets, as well as acquisition, integration and certain other costs and asset impairments. These excluded costs are recorded in the Corporate and Other segment. Adjusted EBITDA for the respective segments excludes the foregoing items. This measure is reported to the chief operating decision maker, the Company's Chief Executive Officer and President, who utilizes the measure for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to our segments, is presented in conformity with FASB ASC Topic 280, Segment Reporting.

Adjusted EBITDA margin reflects Adjusted EBITDA, as defined above, divided by revenue.

Adjusted net earnings excludes the effect of purchase price amortization, as well as certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. For purposes of calculating Adjusted net earnings, our equity method investment earnings (loss) ("EMI") from Worldpay is also adjusted to exclude certain costs and other transactions in a similar manner.

Adjusted EPS reflects Adjusted net earnings, as defined above, divided by weighted average diluted shares outstanding.

Adjusted free cash flow reflects net cash provided by operating activities, adjusted for the net change in settlement assets and obligations and excluding certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows, less capital expenditures. Adjusted free cash flow does not represent our residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow as presented in this earnings release excludes cash flow from discontinued operations, which our management cannot freely access following the Worldpay separation.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.fisglobal.com.

Forward-Looking Statements
This earnings release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. Forward-looking statements include statements about anticipated financial outcomes, including any earnings outlook or projections, projected revenue or expense synergies or dis-synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases of the Company, the Company’s sales pipeline and anticipated profitability and growth, plans, strategies and objectives for future operations, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the future impacts of the pending acquisition of Global Payments' Issuer Solutions business ("Issuer Solutions") and the pending sale of our remaining equity interest in Worldpay. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or outlook, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

•changes in general economic, business and political conditions, a recession, intensified or expanded international hostilities, acts of terrorism, increased rates of inflation or interest, effects of announced or future tariff increases and any resulting regulatory changes in global trade relations, changes in consumer or business confidence;
•changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;
•the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated;
•the risk that cost savings and synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected or that costs may be greater than anticipated;
•the risks of doing business internationally;
•the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy, data protection, cybersecurity, cyber resilience and AI laws and regulations;
•our ability to comply with climate change legal and regulatory requirements and to maintain practices that meet our stakeholders' evolving expectations;
•the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;
•changes in the growth rates of the markets for our solutions;
•the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;
•the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;
•failures to adapt our solutions to changes in technology or in the marketplace;
•internal or external security or privacy breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;
•the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;
•the risk that partners and third parties may fail to satisfy their legal obligations to us;
•risks associated with managing pension cost, cybersecurity issues, IT outages and data privacy;
•our ability to navigate the opportunities and risks associated with using and/or incorporating AI technologies into our business;
•the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•the risk that the pending acquisition of Issuer Solutions will not be completed or will not provide the expected benefits, including the anticipated cost or revenue synergies, within the expected timeframe, in full or at all;
•the risk that the integration of Issuer Solutions will be more difficult, time-consuming or expensive than anticipated;
•competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;
•the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;
•an operational or natural disaster at one of our major operations centers;
•failure to comply with applicable requirements of payment networks or changes in those requirements;
•fraud by bad actors; and
•other risks detailed elsewhere in the “Risk Factors” section and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	George Mihalos, 904.438.6438
Chief Marketing & Communications Officer	Senior Vice President
FIS Global Marketing & Corporate Communications	FIS Investor Relations
Ellyn.Raftery@fisglobal.com	Georgios.Mihalos@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
August 5, 2025

Exhibit A    Condensed Consolidated Statements of Earnings (Loss) - Unaudited for the three and six months ended June 30, 2025 and 2024

Exhibit B    Condensed Consolidated Balance Sheets - Unaudited as of June 30, 2025, and December 31, 2024

Exhibit C    Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2025 and 2024

Exhibit D    Supplemental Non-GAAP Adjusted Revenue Growth - Unaudited for the three and six months ended June 30, 2025 and 2024

Exhibit E    Supplemental Disaggregation of Revenue - Recast and Unaudited for the three and six months ended June 30, 2025 and 2024

Exhibit F    Supplemental Non-GAAP Adjusted Free Cash Flow Measures - Unaudited for the three and six months ended June 30, 2025 and 2024

Exhibit G    Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2025 and 2024

Exhibit H    Supplemental Financial Information of Worldpay Holdco, LLC - Unaudited for the three months ended June 30, 2025 and 2024, six months ended June 30, 2025, and five months ended June 30, 2024

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)— UNAUDITED
(In millions, except per share amounts)
Exhibit A

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$2,616	$2,490	$5,148	$4,958
Cost of revenue	1,664	1,546	3,317	3,106
Gross profit	952	944	1,831	1,852
Selling, general, and administrative expenses	572	609	1,130	1,182
Asset impairments	—	4	2	18
Other operating (income) expense, net - related party	(28)	(40)	(56)	(73)
Operating income	408	371	755	725
Other income (expense):
Interest expense, net	(110)	(43)	(190)	(120)
Other income (expense), net	(159)	(13)	(195)	(184)
Total other income (expense), net	(269)	(56)	(385)	(304)
Earnings (loss) before income taxes and equity method investment earnings (loss)	139	315	370	421
Provision (benefit) for income taxes	10	87	93	108
Equity method investment earnings (loss), net of tax	(598)	10	(669)	(76)
Net earnings (loss) from continuing operations	(469)	238	(392)	237
Earnings (loss) from discontinued operations, net of tax	—	1	—	709
Net earnings (loss)	(469)	239	(392)	946
Net (earnings) loss attributable to noncontrolling interest from continuing operations	(1)	(1)	(1)	(1)
Net earnings (loss) attributable to FIS	$(470)	$238	$(393)	$945
Net earnings (loss) attributable to FIS:
Continuing operations	$(470)	$237	$(393)	$236
Discontinued operations	—	1	—	709
Total	$(470)	$238	$(393)	$945
Basic earnings (loss) per common share attributable to FIS:
Continuing operations	$(0.90)	$0.43	$(0.75)	$0.42
Discontinued operations	—	—	—	1.25
Total	$(0.90)	$0.43	$(0.75)	$1.67
Diluted earnings (loss) per common share attributable to FIS:
Continuing operations	$(0.90)	$0.43	$(0.75)	$0.42
Discontinued operations	—	—	—	1.25
Total	$(0.90)	$0.43	$(0.75)	$1.67

Weighted average common shares outstanding:
Basic	525	554	527	565
Diluted	525	557	527	567
Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share amounts)

		Exhibit B

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$581	$834
Settlement assets	774	479
Trade receivables, net	2,075	1,876
Other receivables	128	160
Receivable from related party	43	84
Prepaid expenses and other current assets	769	638
Current assets held for sale	—	1,115
Total current assets	4,370	5,186
Property and equipment, net	692	646
Goodwill	17,577	17,260
Intangible assets, net	1,172	1,318
Software, net	2,639	2,526
Equity method investment	3,873	3,858
Other noncurrent assets	1,805	1,749
Deferred contract costs, net	1,245	1,241
Total assets	$33,373	$33,784

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$1,698	$1,994
Settlement payables	795	500
Deferred revenue	918	902
Short-term borrowings	1,719	636
Current portion of long-term debt	2,318	968
Current liabilities held for sale	—	1,094
Total current liabilities	7,448	6,094
Long-term debt, excluding current portion	8,868	9,686
Deferred income taxes	1,203	863
Other noncurrent liabilities	1,682	1,441
Total liabilities	19,201	18,084

Equity:
FIS stockholders' equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	6	6
Additional paid in capital	47,229	47,129
(Accumulated deficit) retained earnings	(23,075)	(22,257)
Accumulated other comprehensive earnings (loss)	(399)	(364)
Treasury stock, at cost	(9,593)	(8,816)
Total FIS stockholders' equity	14,168	15,698
Noncontrolling interest	4	2
Total equity	14,172	15,700
Total liabilities and equity	$33,373	$33,784
Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED (In millions)

		Exhibit C
	Six months ended June 30,
	2025	2024
Cash flows from operating activities from continuing operations:
Net earnings (loss)	$(392)	$946
Less earnings (loss) from discontinued operations, net of tax	—	709
Net earnings (loss) from continuing operations	(392)	237
Adjustment to reconcile net earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	936	859
Amortization of debt issuance costs	29	11
Asset impairments	2	18
Loss on extinguishment of debt	—	174
Loss (gain) on sale of businesses, investments and other	100	32
Stock-based compensation	96	87
Loss from equity method investment	669	76
Deferred income taxes	(42)	(118)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade and other receivables	(142)	126
Receivable from related party	40	(169)
Settlement activity	1	(3)
Prepaid expenses and other assets	65	(122)
Deferred contract costs	(180)	(234)
Deferred revenue	5	(6)
Accounts payable, accrued liabilities and other liabilities	(348)	(216)
Net cash provided by operating activities from continuing operations	839	752
Cash flows from investing activities from continuing operations:
Additions to property and equipment	(76)	(43)
Additions to software	(375)	(342)
Settlement of net investment hedge cross-currency interest rate swaps	—	(8)
Net proceeds from sale of businesses and investments	—	12,796
Cash divested from sale of business	(1,417)	(3,137)
Acquisitions, net of cash acquired	(197)	(56)
Coupon payments on interest rate swaps	(64)	(54)
Distributions from equity method investments	66	29
Other investing activities, net	(63)	(17)
Net cash provided by (used in) investing activities from continuing operations	(2,126)	9,168
Cash flows from financing activities from continuing operations:
Borrowings	24,757	13,441
Repayment of borrowings and other financing arrangements	(23,832)	(21,396)
Debt issuance costs	(27)	—
Net proceeds from stock issued under stock-based compensation plans	8	1
Treasury stock activity	(824)	(2,522)
Dividends paid	(432)	(409)
Other financing activities, net	—	40
Net cash provided by (used in) financing activities from continuing operations	(350)	(10,845)
Cash flows from discontinued operations:
Net cash provided by (used in) operating activities	208	(345)
Net cash provided by (used in) investing activities	—	(39)
Net cash provided by (used in) financing activities	—	(65)
Net cash provided by (used in) discontinued operations	208	(449)
Effect of foreign currency exchange rate changes on cash from continuing operations	64	(19)
Effect of foreign currency exchange rate changes on cash from discontinued operations	—	(26)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,365)	(1,419)
Cash, cash equivalents and restricted cash, beginning of period	1,946	4,414
Cash, cash equivalents and restricted cash, end of period	$581	$2,995

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ADJUSTED REVENUE GROWTH — UNAUDITED
(In millions)

					Exhibit D

	Three months ended June 30,
	2025			2024
			Constant
			Currency		Adjusted
	Revenue	FX	Revenue	Revenue	Growth (1)
Banking Solutions	$1,808	$(2)	$1,806	$1,711	6%
Capital Market Solutions	765	(8)	757	722	5%
Operating segment total	2,573	(10)	2,563	2,433	5%
Corporate and Other	43	(1)	42	57
Consolidated FIS	$2,616	$(11)	$2,605	$2,490

	Six months ended June 30,
	2025			2024
			Constant
			Currency		Adjusted
	Revenue	FX	Revenue	Revenue	Growth (1)
Banking Solutions	$3,526	$4	$3,530	$3,395	4%
Capital Market Solutions	1,529	(6)	1,523	1,428	7%
Operating segment total	5,055	(2)	5,053	4,823	5%
Corporate and Other	93	1	94	135
Consolidated FIS	$5,148	$(1)	$5,147	$4,958

Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

(1)Adjusted growth excludes Corporate and Other. The Corporate and Other segment includes certain non-strategic businesses that we plan to wind down or sell.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL DISAGGREGATION OF REVENUE — UNAUDITED
(In millions)

Exhibit E

In the following tables, revenue is disaggregated by primary geographical market and type of revenue. The tables also include a reconciliation of the disaggregated revenue with the Company's reportable segments.

For the three months ended June 30, 2025 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$1,564	$452	$23	$2,039
All others	244	313	20	577
Total	$1,808	$765	$43	$2,616

Type of Revenue:
Recurring revenue:
Transaction processing and services	$1,351	$390	$35	$1,776
Software maintenance	98	150	—	248
Other recurring	74	21	1	96
Total recurring	1,523	561	36	2,120

Software license	48	96	—	144
Professional services	128	102	1	231
Other non-recurring	109	6	6	121
Total	$1,808	$765	$43	$2,616

For the three months ended June 30, 2024 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$1,471	$452	$23	$1,946
All others	240	270	34	544
Total	$1,711	$722	$57	$2,490

Type of Revenue:
Recurring revenue:
Transaction processing and services (1)	$1,273	$373	$51	$1,697
Software maintenance	90	143	1	234
Other recurring (1)	63	15	1	79
Total recurring	1,426	531	53	2,010

Software license	37	91	—	128
Professional services	136	99	1	236
Other non-recurring	112	1	3	116
Total	$1,711	$722	$57	$2,490

(1)Revenue related primarily to software licenses requiring frequent, integral updates has been classified as Transaction processing and services revenue commencing in the quarter ended December 31, 2024, and related prior-period amounts have been reclassified from Other recurring revenue to Transaction processing and services for comparability. Revenue reclassified for the three months ended June 30, 2024, was $5 million, $7 million and $9 million within Banking, Capital Markets and Corporate and Other, respectively.

Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL DISAGGREGATION OF REVENUE — UNAUDITED
(In millions)

Exhibit E (continued)

For the six months ended June 30, 2025 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$3,056	$927	$44	$4,027
All others	470	602	49	1,121
Total	$3,526	$1,529	$93	$5,148

Type of Revenue:
Recurring revenue:
Transaction processing and services	$2,641	$783	$78	$3,502
Software maintenance	193	298	1	492
Other recurring	143	45	2	190
Total recurring	2,977	1,126	81	4,184

Software license	75	198	—	273
Professional services	252	193	2	447
Other non-recurring	222	12	10	244
Total	$3,526	$1,529	$93	$5,148

For the six months ended June 30, 2024 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$2,903	$897	$64	$3,864
All others	492	531	71	1,094
Total	$3,395	$1,428	$135	$4,958

Type of Revenue:
Recurring revenue:
Transaction processing and services (1)	$2,539	$751	$107	$3,397
Software maintenance	180	286	1	467
Other recurring (1)	123	30	2	155
Total recurring	2,842	1,067	110	4,019

Software license	87	165	—	252
Professional services	268	195	2	465
Other non-recurring	198	1	23	222
Total	$3,395	$1,428	$135	$4,958

(1)Revenue related primarily to software licenses requiring frequent, integral updates has been classified as Transaction processing and services revenue commencing in the quarter ended December 31, 2024, and related prior-period amounts have been reclassified from Other recurring revenue to Transaction processing and services for comparability. Revenue reclassified for the six months ended June 30, 2024, was $9 million, $14 million and $18 million within Banking, Capital Markets and Corporate and Other, respectively.

Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ADJUSTED FREE CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit F

	Three months ended	Six months ended
	June 30, 2025	June 30, 2025
Net cash provided by operating activities	$382	$839
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	139	273
Settlement activity	(11)	(1)
Adjusted cash flows from operations	510	1,111
Capital expenditures	(218)	(451)
Adjusted free cash flow	$292	$660

	Three months ended	Six months ended
	June 30, 2024	June 30, 2024
Net cash provided by operating activities	$546	$752
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	126	230
Settlement activity	15	3
Adjusted cash flows from operations	687	985
Capital expenditures	(183)	(385)
Adjusted free cash flow	$504	$600

Adjusted free cash flow reflects adjusted cash flows from operations less capital expenditures (additions to property and equipment and additions to software from the statement of cash flows). Adjusted free cash flow does not represent our residual cash flows available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow as presented in this earnings release excludes cash flows from discontinued operations.

(1)Adjusted cash flows from operations and adjusted free cash flow for the three and six months ended June 30, 2025 and 2024, exclude cash payments for certain acquisition, integration and other costs (see Note 2 to Exhibit G), net of related tax impact. The related tax impact totaled $19 million and $21 million for the three months and $37 million and $39 million for the six months ended June 30, 2025 and 2024, respectively.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net earnings (loss) attributable to FIS from continuing operations	$(470)	$237	$(393)	$236
Provision (benefit) for income taxes	10	87	93	108
Interest expense, net	110	43	190	120
Equity method investment (earnings) loss, net of tax	598	(10)	669	76
Other, net	160	14	196	185

Operating income (loss), as reported	408	371	755	725
Depreciation and amortization, excluding purchase accounting amortization	309	263	596	525
Non-GAAP adjustments:
Purchase accounting amortization (1)	172	168	340	334
Acquisition, integration and other costs (2)	152	186	306	344
Asset impairments (3)	—	4	2	18
Indirect Worldpay business support costs (4)	—	—	—	14
Adjusted EBITDA from continuing operations	$1,041	$992	$1,999	$1,960

Net earnings (loss) attributable to FIS from discontinued operations	$—	$1	$—	$709
Provision (benefit) for income taxes	—	—	—	(991)
Interest expense, net	—	—	(1)	(1)
Other, net	—	1	(1)	470

Operating income (loss)	—	2	(2)	187
Depreciation and amortization, excluding purchase accounting amortization	—	—	—	1
Non-GAAP adjustments:
Acquisition, integration and other costs (2)	—	—	—	13
Indirect Worldpay business support costs (4)	—	—	—	(14)
Adjusted EBITDA from discontinued operations	$—	$2	$(2)	$187
Adjusted EBITDA	$1,041	$994	$1,997	$2,147

See Notes to Exhibit G.

Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Earnings (loss) attributable to FIS from continuing operations	$(470)	$237	$(393)	$236
Equity method investment (earnings) loss, net of tax	598	(10)	669	76
Earnings (loss) attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	128	227	276	312
Non-GAAP adjustments from continuing operations:
Purchase accounting amortization (1)	172	168	340	334
Acquisition, integration and other costs (2)	172	186	326	344
Asset impairments (3)	—	4	2	18
Indirect Worldpay business support costs (4)	—	—	—	14
Non-operating (income) expense (5)	159	13	195	184
Non-GAAP tax (provision) benefit (6)	(67)	(12)	(54)	(83)
Total non-GAAP adjustments from continuing operations	436	359	809	811
Adjusted net earnings attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	564	586	1,085	1,123
Equity method investment earnings (loss), net of tax (7)	(598)	10	(669)	(76)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes (7) (8)	750	152	944	331
Adjusted equity method investment earnings (loss) (7)	152	162	275	255
Adjusted net earnings attributable to FIS from continuing operations	$716	$748	$1,360	$1,378

Earnings (loss) attributable to FIS from discontinued operations, net of tax	$—	$1	$—	$709
Non-GAAP adjustments from discontinued operations:
Acquisition, integration and other costs (2)	—	—	—	13
Loss on sale of disposal group (10)	—	—	—	466
Indirect Worldpay business support costs (4)	—	—	—	(14)
Amortization on long-lived assets held for sale (9)	—	—	—	(30)
Non-operating (income) expense (5)	—	1	—	7
Non-GAAP tax (provision) benefit (6)	—	—	—	(1,015)
Total non-GAAP adjustments from discontinued operations	—	1	—	(573)
Adjusted net earnings attributable to FIS from discontinued operations	$—	$2	$—	$136
Adjusted net earnings attributable to FIS common stockholders	$716	$750	$1,360	$1,514
See Notes to Exhibit G.
Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Earnings (loss) attributable to FIS from continuing operations	$(0.89)	$0.43	$(0.74)	$0.42
Equity method investment (earnings) loss, net of tax	1.13	(0.02)	1.26	0.13
Earnings (loss) attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	0.24	0.41	0.52	0.55
Non-GAAP adjustments from continuing operations:
Purchase accounting amortization (1)	0.33	0.30	0.64	0.59
Acquisition, integration and other costs (2)	0.33	0.33	0.62	0.61
Asset impairments (3)	—	0.01	—	0.03
Indirect Worldpay business support costs (4)	—	—	—	0.02
Non-operating (income) expense (5)	0.30	0.02	0.37	0.32
Non-GAAP tax (provision) benefit (6)	(0.13)	(0.02)	(0.10)	(0.15)
Total non-GAAP adjustments from continuing operations	0.83	0.64	1.53	1.43
Adjusted net earnings attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	1.07	1.05	2.05	1.98
Equity method investment earnings (loss) (7)	(1.13)	0.02	(1.26)	(0.13)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes (7) (8)	1.42	0.27	1.78	0.58
Adjusted equity method investment earnings (loss) (7)	0.29	0.29	0.52	0.45
Adjusted net earnings attributable to FIS from continuing operations	$1.36	$1.34	$2.57	$2.43

Earnings (loss) attributable to FIS from discontinued operations, net of tax	$—	$—	$—	$1.25
Non-GAAP adjustments from discontinued operations:
Acquisition, integration and other costs (2)	—	—	—	0.02
Loss on sale of disposal group (10)	—	—	—	0.82
Indirect Worldpay business support costs (4)	—	—	—	(0.02)
Amortization on long-lived assets held for sale (9)	—	—	—	(0.05)
Non-operating (income) expense (5)	—	—	—	0.01
Non-GAAP tax (provision) benefit (6)	—	—	—	(1.79)
Total non-GAAP adjustments from discontinued operations	—	—	—	(1.01)
Adjusted net earnings attributable to FIS from discontinued operations	$—	$—	$—	$0.24
Adjusted net earnings attributable to FIS common stockholders	$1.36	$1.34	$2.57	$2.67
Weighted average shares outstanding-diluted (11)	527	557	529	567
See Notes to Exhibit G.
Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliations for the three and six months ended June 30, 2025 and 2024.

(1)This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, technology assets, trademarks and trade names. The Company has excluded the impact of purchase price amortization expense as such amounts can be significantly impacted by the timing and/or size of acquisitions. Although the Company excludes these amounts from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of assets that relate to past acquisitions will recur in future periods until such assets have been fully amortized. Any future acquisitions may result in the amortization of future assets.

(2)This item represents costs comprised of the following:

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Continuing operations:
Acquisition and integration	$43	$24	$51	$49
Enterprise transformation, including Future Forward and platform modernization	10	56	56	129
Severance and other termination expenses	46	9	105	27
Separation of the Worldpay Merchant Solutions business	21	80	42	109
Incremental stock compensation directly attributable to specific programs	14	15	24	26
Other, including divestiture-related expenses and enterprise cost control and other initiatives	18	2	28	4
Subtotal	152	186	306	344
Financing fees - Issuer Solutions acquisition (a)	20	—	20	—
Total	172	186	326	344

Discontinued operations:
Acquisition and integration	$—	$—	$—	$—
Enterprise transformation, including Future Forward and platform modernization	—	—	—	1
Severance and other termination expenses	—	—	—	1
Separation of the Worldpay Merchant Solutions business	—	—	—	8
Other, including divestiture-related expenses and enterprise cost control and other initiatives	—	—	—	3
Total from discontinued operations	—	—	$—	$13
Total consolidated	$172	$186	$326	$357
(a)This item represents bridge facility fees incurred to secure funding for the pending Issuer Solutions business acquisition from Global Payments. These fees are recorded as a component of Interest expense, net on our consolidated statements of earnings (loss). Accordingly, this item is included in Acquisition, integration and other costs for purposes of calculating Adjusted net earnings but not Adjusted EBITDA.

Amounts in table may not sum due to rounding.

(3)For the three and six months ended June 30, 2024, this item includes impairments primarily related to the termination of certain internally developed software projects.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
(4)For the six months ended June 30, 2024, this item represents costs that were incurred in support of the Worldpay Merchant Solutions business prior to the separation but are not directly attributable to it and thus were not recorded in discontinued operations. The Company is being reimbursed for these expenses as part of Transition Services Agreements with the buyer and/or eliminated them post separation; therefore, the expenses have been adjusted out of continuing operations and added to discontinued operations.

(5)Non-operating (income) expense primarily consists of other income and expense items outside of the Company's operating activities, including fair value adjustments on certain non-operating assets and liabilities and foreign currency transaction remeasurement gains and losses. For the three and six months ended June 30, 2025, earnings from continuing operations also includes a $108 million write down, triggered by the Worldpay Minority Interest Sale agreement, of the contingent consideration included as part of the 2024 sale of a 55% ownership interest in its Worldpay Merchant Solutions business (the "2024 Worldpay Sale"). For the six months ended June 30, 2024, earnings from continuing operations also includes loss on extinguishment of debt of approximately $174 million relating to tender discounts and fees; the write-off of unamortized bond discounts, debt issuance costs and fair value basis adjustments; and gains on related derivative instruments.

(6)This adjustment is based on an adjusted effective tax rate of 12.0% and 14.5% for the periods ended June 30, 2025 and 2024, respectively, which reflects adjustments to our GAAP effective tax rate to take into account primarily certain cash tax benefits from our equity method investment in Worldpay. For the six months ended June 30, 2024, the Company recorded a tax benefit of $991 million in its earnings from discontinued operations primarily from the write-off of U.S. deferred tax liabilities that were not transferred in the 2024 Worldpay Sale, net of the estimated U.S. tax cost that the Company expects to incur as a result of the 2024 Worldpay Sale. This adjustment includes the removal of the impact of this tax benefit from our earnings from discontinued operations for this period.

(7)FIS completed the separation of Worldpay on January 31, 2024, retaining a non-controlling 45% ownership interest that is recorded under the equity method of accounting, net of investor-level tax. FIS' share of Worldpay's results under the equity method of accounting reflects activity beginning on February 1, 2024. For the three and six months ended June 30, 2025, our investor-level tax includes $539 million of expense to reflect an increase in our deferred tax liability arising from our agreement to sell our remaining interest in Worldpay, which represented a change in our intent to hold the investment long term.

(8)This item represents FIS' proportionate share of Worldpay's non-GAAP adjustments on its earnings (loss) consistent with FIS' non-GAAP measures and is comprised of the following:

	Three months ended June 30,		Six months ended June 30,	Five months ended June 30,
	2025	2024	2025	2024
FIS' share of Worldpay:
Purchase accounting amortization	$158	$174	$316	$309
Acquisition, integration and other costs (a)	36	26	85	111
Non-operating (income) expense	35	(11)	46	(19)
Non-GAAP tax (provision) benefit	521	(37)	497	(70)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes	$750	$152	$944	$331
(a)    Worldpay acquisition, integration, and other costs for the three and six months ended June 30, 2025 and 2024, consist primarily of transaction and transition costs related to the separation from FIS.

Amounts in table may not sum due to rounding.

(9)The Company stopped recording depreciation and amortization on the long-lived assets classified as held for sale beginning July 5, 2023. The amount of depreciation and amortization that would have been recorded in discontinued operations had these assets not been classified as held for sale has been deducted from adjusted net earnings for the three and six months ended June 30, 2024, for comparability purposes .

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

(10)During the six months ended June 30, 2024, an initial loss on sale of disposal group of $466 million was recorded upon closing of the 2024 Worldpay Sale to reflect the impact of the excess of the carrying value of the disposal group over the estimated fair value less cost to sell.

(11)For the three and six months ended June 30, 2025, Adjusted net earnings is a gain, while the corresponding GAAP amount for this period is a loss. As a result, in calculating Adjusted net earnings per share-diluted for this period, the weighted average shares outstanding-diluted amount of approximately 527 million and 529 million used in the calculation includes approximately 2 million and 2 million shares for the three and six months ended June 30, 2025, respectively, that in accordance with GAAP are excluded from the calculation of the GAAP Net loss per share-diluted for the periods, due to their anti-dilutive impact.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION OF WORLDPAY HOLDCO, LLC — UNAUDITED
(In millions)
Exhibit H

Summary Worldpay Holdco, LLC financial information is as follows:

	Three months ended June 30,		Six months ended June 30,	Five months ended June 30,
	2025	2024	2025	2024 (1)
Revenue	$1,487	$1,349	$2,768	$2,181
Gross profit	$721	$668	$1,333	$1,053
Earnings (loss) before income taxes	$(119)	$3	$(300)	$(227)
Net earnings (loss) attributable to Worldpay Holdco, LLC	$(140)	$(28)	$(357)	$(271)
FIS share of net earnings (loss) attributable to Worldpay Holdco, LLC, net of tax (2)	$(598)	$10	$(669)	$(76)

The following is a GAAP to Non-GAAP reconciliation of Adjusted EBITDA for Worldpay Holdco LLC.

	Three months ended June 30,		Six months ended June 30,	Five months ended June 30,
	2025	2024	2025	2024 (1)
Net earnings (loss) attributable to Worldpay Holdco, LLC	$(140)	$(28)	$(357)	$(271)
Provision (benefit) for income taxes	21	30	57	42
Interest expense, net	146	148	290	264
Other, net	71	(24)	102	(41)

Operating income (loss)	98	126	92	(6)
Depreciation and amortization, excluding purchase accounting amortization	51	19	98	29
Non-GAAP adjustments:
Purchase accounting amortization	351	386	702	687
Transition, acquisition, integration and other costs (3)	81	58	189	246
Adjusted EBITDA	$581	$589	$1,081	$956

(1)FIS completed the separation of Worldpay on January 31, 2024. Accordingly, Worldpay's results reflect activity beginning on February 1, 2024.

(2)Amounts include our share of the net income attributable to Worldpay and our investor-level tax (expense) benefit of $(533) million and $22 million for the three months ended June 30, 2025 and 2024, and $(511) million and $45 million for the six months ended June 30, 2025 and five months ended June 30, 2024, respectively, as well as, intra-entity eliminations, and is reported as equity method investment earnings (loss), net of tax on our consolidated statements of earnings (loss). For the three and six months ended June 30, 2025, our investor-level tax includes $539 million of expense to reflect an increase in our deferred tax liability arising from our agreement to sell our remaining interest in Worldpay, which represented a change in our intent to hold the investment long term.

(3)This item represents primarily transaction and transition costs associated with the separation of Worldpay from FIS.